UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2007

Alliance One International, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-13684	54-1746567
________________	_____________________________	____________________
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway Morrisville, NC 27560-8417 (Address of principal executive offices)

(919) 379-4300 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Alliance One International, Inc.

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On May 29, 2007, Alliance One International, Inc. (the “Company”) entered into an Amendment (the “Amendment”) to its Amended and Restated Credit Agreement (the “Credit Agreement”), by and among the Company and Intabex Netherlands B.V. (“Intabex”) as Borrowers, Alliance One International AG (“AOIG”), as a Guarantor, the Lenders from time to time parties thereto, Wachovia Bank, National Association, as Administrative Agent, Deutsche Bank Securities Inc., as Syndication Agent, and ING Bank N.V., London Branch, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch and Societe Generale, as Documentation Agents.  A copy of the Amendment, which makes certain clean up changes to definitions and terms to clarify the language and to better conform with the parties’ interpretation thereof, is attached hereto as Exhibit 10.1 and incorporated herein by reference.  Any description of the Amendment contained herein is qualified in its entirety by reference to the Amendment.  In addition, the Company has increased its availability under the revolving credit line portion of the facility from $240 million to $250 million as contemplated by the original Credit Agreement. The Company has no outstanding loans under the revolving credit line at this time.

Alliance One International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2007	Alliance One International, Inc.
(Registrant)

/s/ Thomas G. Reynolds
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Thomas G. Reynolds Vice President - Controller (Chief Accounting Officer)

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